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                                                                     Exhibit 4.8


                         AMENDMENT NO. 3 AND JOINDER TO
                                CREDIT AGREEMENT

            THIS AMENDMENT NO. 3 AND JOINDER TO CREDIT AGREEMENT (this "Amendment No. 3") is made the 4th day of October, 2001, by and among JLG INDUSTRIES, INC., a Pennsylvania corporation ("JLG"), and certain of its subsidiaries listed on Schedule 1 to the Credit Agreement (as defined below) (each, together with JLG, individually a "Borrower" and individually and collectively, the "Borrowers"); the Lenders listed on Schedule 2 to the Credit Agreement; First Union National Bank, as administrative agent and documentation agent ("Administrative Agent") and BankOne, Michigan, as syndication agent ("Syndication Agent") and ACCESS FINANCIAL SOLUTIONS, INC., a Maryland corporation ("AFS").

                                   BACKGROUND

            Borrowers, Lenders, Administrative Agent, Syndication Agent and The Chase Manhattan Bank, as the former documentation agent, entered into a Credit Agreement dated June 18, 1999, as amended by Amendment No. 1 to Credit Agreement dated December 16, 1999 and Amendment No. 2 to and Consent and Waiver under Credit Agreement dated June 30, 2000 (as amended, as so amended hereby and as may be further amended from time to time, the "Credit Agreement") in order for the Borrowers to, among other things: (i) acquire 100% of the stock of Gradall Industries, Inc., (ii) refinance certain existing indebtedness, and (iii) provide for additional working capital.

            On August 1, 2001, JLG established the wholly-owned Subsidiary AFS. From and after August 1, 2001, AFS will enter into all AFS Financing Agreements (as defined below) with customers of JLG and its Subsidiaries. The applicable Borrower will sell the applicable inventory to AFS at the sale price to the customer at the time AFS enters into the AFS Financing Agreement with the customer. The receivables created by these AFS Financing Agreements will be reflected on the books of AFS.

            The AFS Financing Agreements require customers to make scheduled payments to AFS, with additional charges as set forth therein. The customer is responsible for insurance, taxes and maintenance of the equipment, and the customer bears the risk of casualty to or loss of the equipment. The customer must list on Annex A to the AFS Financing Agreement those states in which the customer plans to use the equipment (which must be in the United States). AFS may file UCC-1 financing statements against the customer. By executing the AFS Financing Agreement, the customer and AFS agree that the equipment remains personal property, even if it is affixed to realty.

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The customer also agrees to keep the equipment free of liens, except in favor of
AFS. Subject to compliance with the terms and conditions of the AFS Financing Agreement, the customer may sublease the equipment for a period of less than twelve months.

            The Borrowers, Lenders, Administrative Agent and Syndication Agent have agreed to make certain amendments to the Credit Agreement and grant certain consents under the Credit Agreement, so as to permit the AFS Financing Agreements, to join AFS as a Borrower, and to make certain other amendments to the Credit Agreement, each as set forth herein and subject to the terms and conditions hereof.

            In consideration of the foregoing and the premises and the agreements hereinafter set forth, and intending to be legally bound hereby, effective as of the Amendment No. 3 Effective Date, the parties hereto agree as follows:

            1. Definitions

                  a. General Rule. Unless otherwise defined herein, terms used herein which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

                  b. Additional Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement to read in their entirety as follows:

                  "AFS" means Access Financial Solutions, Inc., a Maryland
            corporation and a Wholly-Owned Subsidiary of JLG.

                  "AFS Financing Agreement(s)"means any agreement between AFS and a customer evidencing a Customer Financing, of which ninety percent (90%) will have a term no longer than 72 months and one hundred percent (100%) will have a term no longer than 84 months, documented under one of several standardized forms of agreement in substantially the form provided to the Administrative Agent with such terms and conditions as determined by AFS in good faith to be commercially reasonable. As of the Amendment No. 3 Effective Date, Administrative Agent has been provided a form of standardized financing lease and conditional sale agreement.

                  "Amendment No. 3" means the Amendment No. 3 to Credit
            Agreement by and among Borrowers, Lenders, Administrative Agent and Syndication Agent, dated October 4th, 2001.

                  "Amendment No. 3 Effective Date" means the date on which

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            the conditions set forth in Paragraph 20 of Amendment No. 3 have been satisfied.

                  "Customer Financing(s)" means any operating lease, financing lease, synthetic lease or conditional sale agreement pursuant to which JLG or any of its Subsidiaries leases or conditionally sells new or used equipment either manufactured or remanufactured by JLG or any of its Subsidiaries, but shall not include (i) any open accounts receivable from the sale of equipment, (ii) any other accounts receivable and related rights sold pursuant to the PNC Securitization or other Securitization permitted under the Credit Agreement, or (iii) any operating lease permitted under Section 10.6(e) (describing certain leases with a term of less than twelve months).

                  "Customer Financing Value" means the aggregate outstanding book value of all Customer Financings as reflected from time to time on JLG's Consolidated financial statements.

                  "Non-Recourse Securitization(s)" means Securitizations with respect to which AFS incurs no Guaranty Obligations.

                  "Non-Recourse Syndication(s)" means Syndications with respect to which AFS incurs no Guaranty Obligations.

                  "PNC Securitization" has the meaning assigned to it in
            Amendment No. 2.

                  "Recourse Securitization(s)" means Securitizations with
            respect to which AFS incurs some Guaranty Obligation.

                  "Recourse Syndication(s)" means Syndications with respect to which AFS incurs some Guaranty Obligation.

                  "Restructuring Charge Addback" means the charges related to the restructuring of the Borrowers and, as of the Amendment No. 3 Effective Date, are approved by Administrative Agent in the amended and restated definitions of "EBIT" and "EBITDA" in Amendment No. 3 and set forth in the column titled "Addback" on Schedule 1 to Amendment No. 3.

                  "Syndication(s)" means any sale or assignment for value in the ordinary course of business by AFS to a third party of all or any

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            portion of AFS's interest in AFS Financing Agreements and related equipment and documentation.

                  c. Amended Definitions. The following definitions found in
Section 1.1 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

                  "EBIT" means, for the most recent Rolling Period, Consolidated net income of JLG and its Subsidiaries for such period, plus interest expense and taxes for such period, and for the fiscal quarters ending October 27, 2001, January 26, 2002 and April 27, 2002, the Restructuring Charge Addback (if within four fiscal quarters of when the corresponding charge was made) in each case to the extent as defined in accordance with GAAP and, if applicable, to the extent each has been deducted in determining net income.

                  "EBITDA" means, for the most recent Rolling Period,
            Consolidated net income of JLG and its Subsidiaries for such period, plus interest expense, taxes, depreciation and amortization for such period, and for the fiscal quarters ending October 27, 2001, January 26, 2002 and April 27, 2002, the Restructuring Charge Addback (if within four fiscal quarters of when the corresponding charge was made) in each case to the extent as defined in accordance with GAAP and, if applicable, to the extent each has been deducted in determining net income. Notwithstanding anything to the contrary set forth herein, if for any Rolling Period, a Borrower shall have consummated an acquisition of a business, EBITDA shall be calculated on a pro forma basis as if the acquisition had taken place on the first day of such Rolling Period.

                  "Securitization(s)" means a financing arrangement, a component of which is a liquidity facility under which no Borrower is a borrower or a guarantor (except to the extent of any Guaranty Obligations permitted under Amendment No. 3), whereby a Borrower or Borrowers sell portions of its/their accounts receivable and related rights to a Securitization Subsidiary, subject to certain representations warranties, covenants and indemnity obligations, which will in turn sell such receivables and related rights to a Purchaser, in each case without recourse (except to the extent of any Guaranty Obligations permitted under Amendment No. 3), but subject to certain representations, warranties, covenants and indemnity obligations. Securitizations include both Recourse Securitizations and Non-Recourse Securitizations.

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            2. Joinder of AFS. AFS is a direct Subsidiary of JLG. As of the
Amendment No. 3 Effective Date, AFS is hereby joined as a Borrower under the Credit Agreement, and in furtherance thereof:

                  a. AFS hereby expressly agrees that it shall be bound by all terms and conditions of the Credit Agreement and shall be liable, jointly and severally with all other Borrowers, for all indebtedness and obligations thereunder and under the Notes and other documents executed in connection with the Credit Agreement.

                  b. AFS shall execute and deliver herewith a Joinder to each Revolving Credit Note in favor of each Lender in the form of Exhibit A attached hereto (collectively, the "Joinders to Revolving Notes") and a Joinder to the Swingline Note in the form of Exhibit B attached hereto (the "Joinder to Swingline Note").

                  c. Schedule 1 to the Credit Agreement (Borrowers) is hereby amended and restated in its entirety as set forth on Schedule 2 attached hereto.

                  d. To take into effect the joinder of AFS as a Borrower, Schedules 6.1(a) through 10.4 to the Credit Agreement are hereby amended and restated in their entirety as set forth on Schedules 6.1(a) through 10.4 attached hereto.

            3. Amendment and Restatement of Section 4.1(c) (Interest; Applicable Margin). As of the Amendment No. 3 Effective Date, Section 4.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  c. Applicable Margin. The Applicable Margin provided for in
            Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

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           Level     Leverage Ratio  Applicable Margin
           -----     --------------  -----------------

             I       greater than or      162.5 bps
                     equal to 3.0

            II       greater than or      112.5 bps
                     equal to 2.5
                     and less than
                         3.0

            III      greater than or      100.0 bps
                     equal to 2.0
                     and less than
                         2.5

            IV       greater than or       87.5 bps
                     equal to 1.5
                     and less than
                         2.0

            V        greater than or       70.0 bps
                     equal to 1.0
                     and less than
                         1.5

            VI       less than 1.0         55.0 bps

Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on: (i) the third (3rd) Business Day after receipt by the Administrative Agent of quarterly financial statements for JLG and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrowers and their Subsidiaries as of the most recent fiscal quarter end and (ii) the date upon which the Administrative Agent confirms to JLG by written notice that it has received formal and final approval by Required Lenders for Amendment No. 3, at which time the Applicable Margin shall be the highest Applicable Margin until an adjustment is otherwise permitted hereunder. Subject to Section 4.1(d), in the event the Borrowers fail to deliver such financial statements and certificate within the time required by
Section 7.1 hereof, the Applicable Margin may, at the discretion of the Administrative Agent, be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

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            4. Consent to AFS Financing Agreement Transactions and Customer
Financing Transactions. On and after the Amendment No. 3 Effective Date, AFS will enter into all AFS Financing Agreements with customers of JLG and its Subsidiaries. The applicable Borrower will sell the applicable equipment to AFS at the sale price to the customer at the time AFS enters into the AFS Financing Agreement with the customer. The receivables created by these AFS Financing Agreements will be reflected on the books of AFS. After the Amendment No. 3 Effective Date, any Borrower may enter into Customer Financing transactions with customers to the extent permitted by Section 8.21 of the Credit Agreement.

                  a. Section 10.3. Section 10.3 prohibits Borrowers from creating or incurring a Lien on any of its assets, subject to certain exceptions. In connection with an AFS Financing Agreement, AFS, as secured party, may create or incur Liens against equipment sold in connection with AFS Financing Agreements. In addition, AFS, as secured party, will file UCC-1 financing statements against all customers in connection with AFS Financing Agreements with terms longer than one year. Such actions may violate Section
10.3. Lenders hereby consent to: (i) the creation of liens by AFS, as secured party, against equipment sold in connection with AFS Financing Agreements and
(ii) the filing of UCC-1 financing statements by AFS, as secured party, in connection with AFS Financing Agreements, which reference equipment owned by, or formerly owned by, AFS as collateral. In addition, Lenders also consent to the possible creation of liens and filing of UCC-1s by a Borrower as a secured party in connection with Customer Financing transactions.

                  b. Section 10.4(a). The contribution of the equipment by JLG or another Borrower to AFS may be characterized as either a loan to or an investment in AFS. Section 10.4 of the Credit Agreement prohibits loans and investments by a Borrower in any Person, subject to certain exceptions; provided, however, that Section 10.4(a) permits loans and investments in wholly-owned Subsidiaries that are Borrowers (which includes AFS). Therefore, neither a consent or waiver under this provision is required, including in connection with contributions of equipment in connection with Customer Financing transactions.

                  c. Section 10.6.

                       i. The contribution or sale of the equipment by JLG or another Borrower to AFS may be characterized as a transfer of assets by JLG or another Borrower to AFS. Section 10.6 prohibits the transfer of assets by a Borrower; provided, however, that Section 10.6(c) of the Credit Agreement permits the transfer of assets by a Borrower to a Borrower or any Wholly- Owned Subsidiary of a Borrower (which includes AFS). Therefore, neither a consent or waiver under this provision is required, including in connection with contributions of equipment in connection with Customer Financing transactions.

                       ii. Section 10.6 of the Credit Agreement prohibits Borrowers from leasing their assets, subject to certain baskets and exceptions. The AFS Financing Agreements to

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be entered into by AFS permit the customers to sublease the financed equipment for a term no longer than one year. Lenders hereby consent to subleases (or leases in connection with conditional sale agreements) of the equipment by customers in accordance with the terms of the AFS Financing Agreements. Lenders also consent to subleases (or leases in connection with conditional sale agreements) in connection with Customer Financing transactions.

                       iii. Amendment and Restatement of Section 10.6(f).
Section 10.6 of the Credit Agreement prohibits Borrowers from leasing or selling any of their property or assets, subject to certain baskets and exceptions. Prior to the Amendment No. 3 Effective Date, Section 10.6(f) permitted leases by Borrowers and Subsidiaries up to $100,000,000 under certain circumstances. Lenders, Administrative Agent and Borrowers hereby agree that as of the Amendment No. 3 Effective Date, Section 10.6 is amended and restated in its entirety as follows:

            (f) Customer Financings; provided, that, to the extent permitted by
            Section 8.21 hereof: (i) the Customer Financing Value of all Customer Financings (other than AFS Financing Agreements) reflected on JLG's Consolidated financial statements does not exceed Fifteen Million Dollars ($15,000,000) at any time and (ii) the Customer Financing Value of all AFS Financing Agreements reflected on JLG's Consolidated financial statements does not exceed: (A) One Hundred and Fifty Million Dollars ($150,000,000) prior to August 1, 2002 or
            (B) Zero Dollars ($0) on or after August 1, 2002; provided further, that a Customer Financing shall not be included in such amount if it is sold to an unaffiliated third party, except to the extent of any recourse liabilities related to such sale required in accordance with GAAP to be reflected on JLG and its Subsidiaries' Consolidated financial statements.

            5. Consent to AFS Securitizations and Syndications.

                  a. Non-Recourse Securitizations and Syndications. So long as no Event of Default exists and is continuing or would be created thereby, Lenders hereby consent as follows subject to the following terms and conditions:

                       i. Non-Recourse Securitizations; Debt. JLG and AFS have informed Administrative Agent that AFS intends to enter into Non-Recourse Securitizations in connection with the sale of Receivables from AFS Financing Agreements. Such Non-Recourse Securitizations are permitted under the terms and conditions set forth in Paragraph 12 of Amendment No. 2 to and Consent and Waiver under Credit Agreement dated June 30, 2000 by and among Borrowers, Lenders and Administrative Agent, including a $100,000,000 limitation on Debt, which is otherwise prohibited by Section 10.1 of the Credit Agreement. Lenders hereby consent to additional Debt related to: (i) Non-Recourse Securitizations in connection with AFS Financing

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Agreements not otherwise permitted under the Credit Agreement and (ii) other sales or discounts without recourse of accounts receivable in connection with AFS Financing Agreements permitted by Section 10.6(d) of the Credit Agreement, either singly or in the aggregate, which sales or discounts are not otherwise permitted under the Credit Agreement (provided, however, that with respect to sales or discounts without recourse of accounts receivable referenced in clause
(ii) above, "outstanding" means those sold or discounted accounts receivable which are by their terms not due).

                       ii. Non-Recourse Securitizations; Liens; Sales of Assets; Restrictive Agreements; Securitization Subsidiaries. Non-Recourse Securitizations are permitted under Sections 10.3 (Limitations on Liens), 10.6 (Limitations on Sales of Assets) and Section 10.11 (Restrictive Agreements) of the Credit Agreement under the terms and conditions of the consents and waivers (including without limitation the requirements of prior notice and delivery of an opinion of counsel) set forth in Paragraph 12 of Amendment No. 2, as amended hereby. In addition, the consents and waivers of Lenders with respect to Securitization Subsidiaries in Paragraph 12 of Amendment No. 2, as amended hereby, also apply to Non-Recourse Securitizations.

                       iii. Non-Recourse Syndications; Liens. Section 10.3 of the Credit Agreement prohibits the creation or incurrence of Liens on Borrowers' assets, except to the extent of exceptions described therein. Upon a Non-Recourse Syndication, Liens in favor of AFS would be assigned to the purchaser, together with any existing UCC-1 financing statements. Lenders hereby acknowledge and agree that purchasers of syndicated AFS Financing Agreements will hold Liens against equipment formerly owned by AFS.

                       iv. Non-Recourse Syndications; Sale of Assets. Section
10.6 of the Credit Agreement prohibits the Borrowers from conveying, selling, assigning, transferring, or otherwise disposing of any of their property or assets, except to the extent of exceptions described therein. A Non-Recourse Syndication is a sale of AFS's interest in an AFS Financing Agreement and related equipment and documentation to another party. Lenders hereby consent to AFS's sale of its interest in AFS Financing Agreements and related equipment and documentation in connection with Non-Recourse Syndications.

                  b. Recourse Securitizations and Syndications. JLG and AFS have informed Administrative Agent that AFS, JLG or a Subsidiary may be required to provide credit enhancement with recourse in connection with the Securitization or Syndication of certain AFS Financing Agreements. Such recourse is expected to be no more than twenty percent (20%) of the purchase price of the underlying equipment, although the specific Securitization or Syndication may further limit the amount of the recourse to less than twenty percent (20%). Twenty percent (20%) caps the practical amount of recourse exposure, because AFS's loss would be reduced by the amount of the proceeds from the resale of the underlying equipment. AFS tracks all Securitizations and Syndications and measures the amount of this recourse. Section 10.2 of the Credit Agreement prohibits Borrowers from incurring, assuming or suffering to exist any Guaranty Obligations (which include such recourse arising from Securitizations and Syndications). So long as no Event of Default

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exists and is continuing or would be created thereby, Lenders hereby agree and consent to Recourse Securitizations and Recourse Syndications, subject to the following terms and conditions; provided, that the aggregate Guaranty Obligations outstanding at any time with respect to such Recourse Securitizations and Recourse Syndications do not exceed: (i) $30,000,000 during the fiscal year ending July 31, 2002; (ii) $60,000,000 during the fiscal year ending July 31, 2003; and (iii) $100,000,000 during the fiscal year ending July 31, 2004.

                       i. Recourse Securitizations; Debt. JLG and AFS have informed Administrative Agent that AFS intends to enter into Recourse Securitizations in connection with the sale of Receivables from AFS Financing Agreements. Such Recourse Securitizations are permitted under the terms and conditions set forth in Paragraph 12 of Amendment No. 2 to and Consent and Waiver under Credit Agreement dated June 30, 2000 by and among Borrowers, Lenders and Administrative Agent, including a $100,000,000 limitation on Debt, which is otherwise prohibited by Section 10.1 of the Credit Agreement. Lenders hereby consent to additional Debt related to: (i) Recourse Securitizations in connection with AFS Financing Agreements not otherwise permitted under the Credit Agreement and (ii) other sales or discounts without recourse of accounts receivable in connection with AFS Financing Agreements permitted by Section 10.6(d) of the Credit Agreement, either singly or in the aggregate, which sales or discounts are not otherwise permitted under the Credit Agreement (provided, however, that with respect to sales or discounts without recourse of accounts receivable referenced in clause (ii) above, "outstanding" means those sold or discounted accounts receivable which are by their terms not due).

                       ii. Recourse Securitizations; Liens; Sales of Assets; Restrictive Agreements; Securitization Subsidiaries. Recourse Securitizations are permitted under Sections 10.3 (Limitations on Liens), 10.6 (Limitations on Sales of Assets) and Section 10.11 (Restrictive Agreements) of the Credit Agreement under the terms and conditions of the consents and waivers set forth in Paragraph 12 of Amendment No. 2, as amended hereby (including without limitation the requirements of prior notice and delivery of an opinion of counsel.) In addition, the consents and waivers of Lenders with respect to Securitization Subsidiaries in Paragraph 12 of Amendment No. 2, as amended hereby, also apply to Recourse Securitizations.

                       iii. Recourse Syndications; Liens. Section 10.3 of the Credit Agreement prohibits the creation or incurrence of Liens on Borrowers' assets, except to the extent of exceptions described therein. Upon a Recourse Syndication, Liens in favor of AFS would be assigned to the purchaser, together with any existing UCC-1 financing statements. Lenders hereby acknowledge and agree that purchasers of syndicated AFS Financing Agreements will hold Liens against equipment formerly owned by AFS.

                       iv. Recourse Syndications; Sale of Assets. Section 10.6 of the Credit Agreement prohibits the Borrowers from conveying, selling, assigning, transferring, or otherwise disposing of any of their property or assets, except to the extent of exceptions described therein. A Recourse Syndication is a sale of AFS's interest in an AFS Financing Agreement and


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related equipment and documentation to another party. Lenders hereby consent to
AFS's sale of its interest in AFS Financing Agreements and related equipment and documentation in connection with Recourse Syndications.

            6. Consent and Waiver under Section 9.1 (Leverage Ratio). Section
9.1 of the Credit Agreement requires JLG and its Consolidated Subsidiaries to maintain as of any fiscal quarter end a Leverage Ratio of no greater than 3.0 to
1.0. JLG has informed Administrative Agent that its Leverage Ratio for the fiscal quarter ending July 31, 2001 is anticipated to exceed 3.0 to 1.0. As of the Amendment No. 3 Effective Date, Lenders hereby waive any Default or Event of Default for the fiscal quarter ending July 31, 2001 arising in connection with the violation of Section 9.1; provided, however, that if JLG and its Consolidated Subsidiaries' Leverage Ratio for the fiscal quarter ending July 31, 2001 exceeds 3.7 to 1.0, then such waiver shall be retroactively void and no longer in full force and effect.

            7. Amendment and Restatement of Section 9.1(Leverage Ratio). As of the Amendment No. 3 Effective Date, Section 9.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            Section 9.1 Leverage Ratio. As of any fiscal quarter end, permit the Leverage Ratio to exceed the level in the right column below for the corresponding period in the left column below:

                  Period                        Level
                  ------                        -----

            Amendment No. 3 Effective           3.50 to 1.00
            Date through January 26, 2002

            January 27, 2002 through            3.25 to 1.00
            April 27, 2002

            April 28, 2002 and thereafter       3.00 to 1.00

            8. Consent and Waiver under Section 9.2 (Interest Coverage Ratio).
Section 9.2 of the Credit Agreement requires JLG and its Consolidated Subsidiaries to maintain as of any fiscal quarter end an Interest Coverage Ratio of no less than 4.0 to 1.0. JLG has informed Administrative Agent that its Interest Coverage Ratio for the fiscal quarter ending July 31, 2001 is anticipated to be less than 4.0 to 1.0. As of the Amendment No. 3 Effective Date, Lenders hereby waive any Default or Event of Default for the fiscal quarter ending July 31, 2001 arising in connection with the violation of Section 9.2; provided, however, that if JLG and its Consolidated Subsidiaries' Interest Coverage Ratio for the fiscal quarter ending July 31, 2001 is less than 3.35 to 1.0, then such waiver shall be retroactively void and no longer in full force and effect.

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            9. Amendment and Restatement of Section 9.2 (Interest Coverage
Ratio). As of the Amendment No. 3 Effective Date, Section 9.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            Section 9.2 Interest Coverage Ratio. As of any fiscal quarter end, permit the Interest Coverage Ratio to be less than the level in the right column below for the corresponding period in the left column below:

                  Period                        Level
                  ------                        -----

            Amendment No. 3 Effective           2.75 to 1.00
            Date through April 27, 2002

            April 28, 2002 and thereafter       4.00 to 1.00

            10. Amendment and Restatement of Exhibit F. As of the Amendment No. 3 Effective Date, Exhibit F to the Credit Agreement (Form of Officer's Compliance Certificate) is hereby amended and restated in its entirety as set forth in Exhibit C attached hereto.

            11. Amendment to Section 7.2 (Officer's Compliance Certificate). As of the Amendment No. 3 Effective Date, Section 7.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            Section 7.2. Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 7.1(a) or
            (b), a certificate of the chief financial officer of JLG in the form of Exhibit C attached to Amendment No. 3 (an "Officer's Compliance Certificate").

            12. Additional Subsection 7.1(c) Quarterly Financial Statements of AFS. As of the Amendment No. 3 Effective Date, as additional Subsection 7.1(c) is hereby added to the Credit Agreement to read in its entirety as follows:

            (c) Quarterly Financial Statements of AFS. As soon as practicable and in any event within forty-five (45) days after the end of the first three (3) fiscal quarters of each Fiscal Year, an unaudited balance sheet of AFS as of the close of such fiscal quarter and unaudited statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail prepared by AFS

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

            in accordance with GAAP (excluding normal year-end adjustments and other exceptions permitted under Regulation S-X promulgated by the Securities Exchange Commission) and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of JLG to present fairly in all material respects the financial condition of AFS and the results of operations of AFS for the period then ended, subject to normal year end adjustments.

            13. Additional Section 8.20 (Modifications to Standardized Forms of AFS Financing Agreements). As of the Amendment No. 3 Effective Date, an additional Section 8.20 is hereby added to the Credit Agreement to read in its entirety as follows:

            Section 8.20. Modifications to Standardized Forms of AFS Financing Agreements. Give Administrative Agent thirty (30) days prior notice before modifying any material term or condition of a standardized form of AFS Financing Agreement previously reviewed by Administrative Agent.

            14. Additional Section 8.21 (AFS Financing Agreement Transactions). As of the Amendment No. 3 Effective Date, an additional Section 8.21 is hereby added to the Credit Agreement to read in its entirety as follows:

            Section 8.21. AFS Financing Agreement Transactions. On and after the Amendment No. 3 Effective Date: (i) maintain at least ninety percent (90%) of the Customer Financing Value of all Customer Financings as AFS Financing Agreements, (ii) assure that JLG or its applicable Subsidiary sells the applicable financed equipment to AFS at the sale price to the customer at the time AFS enters into any AFS Financing Agreement with a customer and (iii) assure that the receivables created by AFS Financing Agreements are reflected on the books of AFS.

            15. Amended and Restated Subsections 10.1(e)-(g) (Limitations on
Debt). As of the Amendment No. 3 Effective Date, Subsections 10.1(e)-(g) of the Credit Agreement are hereby amended and restated in their entirety as follows:

                       (e) Subordinated Debt;

                       (f) Debt existing on the Closing Date
                       and not otherwise permitted under this

                       Section 10.1, as set forth on Schedule 6.1(t) and the renewal and refinancing (but not the increase of the aggregate principal amount thereof) thereof;

                       (g) Debt of Subsidiaries that are not Borrowers, and guarantees of such Debt by one or more Borrowers, provided that such Debt shall not exceed, in the aggregate, for all such Subsidiaries, Ten Million Dollars ($10,000,000);

            16. Amendment to Section 10.4(d) (Limitations on Loans, Advances, Investments and Acquisitions). As of the Amendment No. 3 Effective Date, Subsection 10.4(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            (d) so long as the aggregate amount of such loans, investments or guarantees does not collectively exceed twenty (20%) of Net Worth, Borrowers and Subsidiaries may (i) make loans to or investments in joint ventures and (ii) make loans to or investments in customers, or incur Guaranty Obligations with respect to obligations of such customers, in order to facilitate sales of goods or services to such customers; provided that: (x) any loans or investments arising from AFS Financing Agreements are not intended to constitute loans to or investments in customers for purposes of this Section 10.4(d)(ii) and (y) any loans or investments arising from AFS Financing Agreements or Guaranty Obligations arising from Recourse Syndications or Recourse Securitizations shall be permitted and excluded when calculating compliance with the 20% of Net Worth limitation of this Section 10.4(d).

            17. Amendment to Section 13.1(b) (Addresses for Notices). As of the Amendment No. 3 Effective Date, Section 13.1(b) shall be amended and restated as follows:

            a. notices to the Borrowers shall be sent to the following address:

                              JLG Industries, Inc.
                              1 JLG Drive
                              McConnellsburg, PA  17233-9533
                              Attention: James H. Woodward, Jr.
                                         Senior Vice President and
                                         Chief Financial Officer
                              Telephone No.: (717) 485-5161
                              Telecopy No.:  (717) 485-6362

                  Copies will continue to be delivered to Covington & Burling as set forth in Section 13.1(b).

                  b. the telephone number for notices to First Union as Administrative Agent shall be (704) 383-7698.

                  c. copies of notices to First Union as Administrative Agent shall be sent to the following address:

                              First Union Securities, Inc.
                              301 South College Street (DC-5)
                              Charlotte, NC  28288-0760
                              Attention: George L. Woolsey
                              Telephone No.: (704) 374-7907
                              Telecopy No.:  (704) 715-1117

                  Additional copies will continue to be delivered to Pepper Hamilton LLP as set forth in Section 13.1(b).

            18. Additional Section 13.16 (PNC Three Party Agreement). As of the Amendment No. 3 Effective Date, an additional Section 13.16 is hereby added to the Credit Agreement to read in its entirety as follows:

            13.16. PNC Three Party Agreement. As of the Amendment No. 3 Effective Date, or the date any Lender shall become a party to this Agreement pursuant to Section 13.10, as applicable, each Lender shall be bound by the terms of the Three Party Agreement ("PNC Three Party Agreement") dated as of October __, 2001 by and among Market Street Funding Corporation, PNC Bank, National Association, and Administrative Agent, a copy of which is attached hereto as Exhibit D, without any further action by any party, it being agreed that the signature of any Lender that becomes a party to this Agreement pursuant to Section 13.10 on the applicable Assignment and Acceptance shall constitute agreement to be bound by the terms of the PNC Three Party Agreement.

            19. Representations and Warranties. Borrowers and AFS hereby represent and warrant to Lenders as follows:

                  a. Representations. As of the Amendment No. 3 Effective Date,
(i) the representations and warranties set forth in Article VI of the Credit Agreement, together with the applicable Schedules related thereto as amended and restated by this Amendment No. 3, are true and correct in all material respects as of the Amendment No. 3 Effective Date, except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; (ii) there is no Event of Default or Default under the Credit Agreement, as amended hereby; and (iii) since July 31, 1999, no Borrower is aware of any material adverse change in the properties, business, operations, prospects or condition (financial or otherwise) of JLG or its Subsidiaries on a Consolidated basis that has not been disclosed in writing to the Administrative Agent, including, without limitation, in public filings under the 1934 Act, that could reasonably be expected to have a Material Adverse Effect.

                  b. Power and Authority. Each Borrower and AFS has the power and authority under the laws of its state of incorporation or formation and under its respective articles or certificates of incorporation and bylaws or articles of organization and operating agreement to enter into and perform this Amendment No. 3 and the other documents and agreements required hereunder (collectively, the "Amendment Documents"); all necessary actions (corporate or otherwise) for the execution and performance by each Borrower and AFS of the Amendment Documents have been taken; and each of the Amendment Documents and the Credit Agreement, as amended, constitute the valid and binding obligations of Borrowers and AFS, enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

                  c. No Violations of Law or Agreements. The execution and performance of the Amendment Documents by Borrowers and AFS will not: (i) violate any provisions of any law or regulation, federal, state or local, or the articles or certificates of incorporation or bylaws or articles of organization or operating agreement of any Borrower or AFS or (ii) result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any material agreement or instrument by which any Borrower or AFS or its property may be bound.

            20. Amendment Fee. Borrowers and AFS hereby covenant and agree to pay to each Lender who has executed this Amendment No. 3 a fee of .125% on such Lender's Commitment Percentage under the Credit Agreement.

            21. Conditions to Effectiveness of Amendment. This Amendment No. 3 shall be effective upon the date of Administrative Agent's receipt of the following documents, each in form and substance reasonably satisfactory to Administrative Agent:

                  a. Amendment No. 3. This Amendment No. 3 duly executed by Borrowers, Required Lenders and Administrative Agent.

                  b. Working Capital Facility. An Amendment No. 2 to the Working Capital Facility, in form and substance acceptable to Administrative Agent.

                  c. Overdraft Facility. An amendment to the documentation evidencing the Overdraft Facility, in form and substance acceptable to Administrative Agent.

                  d. Joinders to Revolving Notes. The Joinders to Revolving Notes, duly executed by AFS.

                  e. Joinder to Swingline Note. The Joinder to Swingline Note, duly executed by AFS.

                  f. Amendment Fee. Payment to Administrative Agent, for the benefit of each Lender, of the fees set forth in Paragraph 20 hereof.

                  g. Opinion of Counsel. An opinion of counsel to Borrowers, in form and substance satisfactory to Administrative Agent.

                  h. Good Standing Certificate. A good standing certificate from the secretary of state of the state of formation of each Borrower as of a recent date.

                  i. Secretary Certificate. A certificate of the secretary of each Borrower certifying as to and attaching its: (i) articles or certificate of incorporation (or, for Borrowers other than AFS, certifying that there have been no amendments to its articles or certificate of incorporation since such document was last delivered to Administrative Agent), (ii) bylaws (or, for Borrowers other than AFS, certifying that there have been no amendments to its bylaws since such bylaws were last delivered to Administrative Agent), (iii) authorizing resolutions, and (iv) incumbency certificate.

                  j. Security Agreement with Borrowers; UCC-1s. A security agreement, in form and substance satisfactory to Administrative Agent, duly executed by Borrowers granting a first priority lien and security interest in:
(i) the inventory of Borrowers located in the United States, subject to provisions for automatic unconditional release upon any sale or lease of such inventory in the ordinary course of business on an arms-length basis for value received, (ii) the equipment owned by JLG and JLG Equipment Services, Inc. which has been taken by JLG and JLG Equipment Services, Inc.on trade-in in the ordinary course of business and is carried on their books as trade-in equipment (including without limitation aerial work platforms, cranes, material handlers, and scissor lifts) subject to provisions for automatic unconditional release upon any sale or lease of such equipment in the ordinary course of business on an arms-length basis for value received, (iii) certain receivables of JLG, The Gradall Company and The Gradall Orrville Company, subject to provisions for automatic unconditional release upon any sale or lease of such receivables in the ordinary course of business on an arms-length basis for value received, and (iv) the accounts and chattel paper arising from AFS Financing Agreements of lessees and debtors located in the United States of AFS, subject to provisions for automatic unconditional release in the event of any Syndication, Securitization or other permitted transfer, together with UCC financing statements in proper form for filing in such offices as shall be deemed necessary or appropriate to perfect the lien and security interest granted thereunder as determined by Administrative Agent and its counsel.

                  k. Consent Agreement. A consent agreement with PNC Bank, National Association, relating to the pledge of stock of Fulton Funding, Inc. and the grant of a security interest in the receivables of JLG, The Gradall Company and The Gradall Orrville Company in form and substance acceptable to Administrative Agent and JLG.

                  l. Pledge Agreement; Stock Certificates. A pledge agreement from JLG, in form and substance satisfactory to Administrative Agent, pledging and granting a security interest in the shares of stock of Fulton Funding, Inc., the bankruptcy-remote Subsidiary of JLG that is party to the PNC Securitization, to Administrative Agent for the benefit of lenders; together with the delivery of all stock certificates, stock powers and UCC financing statements in proper form for filing in such offices as shall be deemed necessary or appropriate to perfect the lien and security interest granted thereunder as determined by Administrative Agent and its counsel.

                  m. Other Documents. Such additional documents as Lenders may reasonably request.

            22. Affirmations. Borrowers hereby: (i) affirm all the provisions of the Credit Agreement, as amended by this Amendment No. 3, and (ii) agree that the terms and conditions of the Credit Agreement shall continue in full force and effect as supplemented and amended hereby.

            23. Release. IN ADDITION, TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT NO. 3, BORROWERS REPRESENT AND WARRANT THAT AS OF THE DATE OF THIS AGREEMENT, THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH:

                  a. EACH BORROWER WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AGREEMENT; AND

                  b. EACH BORROWER RELEASES AND DISCHARGES THE AGENT AND THE LENDERS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS

(COLLECTIVELY, THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATION, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH ANY BORROWER EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

            24. Miscellaneous.

                  a. Borrowers agree to pay or reimburse Administrative Agent for all reasonable fees and expenses (including without limitation reasonable fees and expenses of counsel) incurred by Administrative Agent in connection with the preparation, execution and delivery of this Amendment No. 3.

                  b. This Amendment No. 3 shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law or choice of law principles.

                  c. This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

                  d. Neither the Lenders' consents or waivers set forth herein nor anything contained herein shall be construed as or constitute a consent to or waiver of any further provision of the Credit Agreement, and the consents and waivers granted hereby are limited to the matters and the periods set forth herein.

                  e. Except as expressly set forth herein, the execution, delivery and performance of this Amendment No. 3 shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.

            IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 the day and year first above written.

Attest:                              JLG INDUSTRIES, INC.

By:                                  By:
   ---------------------------          ---------------------------
      Name: Thomas D. Singer               Name:
      Title:  Secretary                    Title:

Attest:                              FULTON INTERNATIONAL, INC.

By:                                  By:
   ---------------------------          ---------------------------
      Name: Thomas D. Singer               Name:
      Title:  Secretary                    Title:

Attest:                              JLG EQUIPMENT SERVICES, INC.

By:                                  By:
   ---------------------------          ---------------------------
      Name: Thomas D. Singer               Name:
      Title:  Assistant Secretary          Title:

Attest:                              JLG MANUFACTURING, LLC
                                     By: JLG INDUSTRIES, INC., Authorized
                                         Member

By:                                  By:
   ---------------------------          ---------------------------
      Name: Thomas D. Singer               Name:
      Title:  Assistant Secretary          Title:



                             [EXECUTIONS CONTINUED]

Attest:                              GRADALL INDUSTRIES, INC.

By:                                  By:
   ---------------------------          ---------------------------
      Name: Thomas D. Singer               Name:
      Title:  Assistant Secretary          Title:

Attest:                              THE GRADALL COMPANY

By:                                  By:
   ---------------------------          ---------------------------
      Name: Thomas D. Singer               Name:
      Title:  Assistant Secretary          Title:

Attest:                              THE GRADALL ORRVILLE COMPANY

By:                                  By:
   ---------------------------          ---------------------------
      Name: Thomas D. Singer               Name:
      Title:  Assistant Secretary          Title:

                                     AFS

Attest:                              ACCESS FINANCIAL SOLUTIONS, INC.

By:                                  By:
   ---------------------------          ---------------------------
      Name:                                Name:
      Title:                               Title:


                             [EXECUTIONS CONTINUED]


                                      1.21

                                         LENDERS

                                         FIRST UNION NATIONAL BANK,
                                         individually and in its capacity as
                                         Administrative Agent and Documentation
                                         Agent hereunder

                                         By:
                                            -----------------------------------
                                              Name:
                                              Title:

                                         BANK ONE, MICHIGAN,
                                         individually and in its capacity as
                                         Syndication Agent hereunder

                                         By:
                                            -----------------------------------
                                              Name:
                                              Title:

                                         THE CHASE MANHATTAN BANK

                                         By:
                                            -----------------------------------
                                              Name:
                                              Title:

                                         BANCO ESPIRITO SANTO, S.A.,
                                         NASSAU BRANCH

                                         By:
                                            -----------------------------------
                                              Name:
                                              Title:

                                         By:
                                            -----------------------------------
                                              Name:
                                              Title:


                          [EXECUTIONS CONTINUED]

                                      1.22

                                       ALLFIRST BANK, f/k/a The First National
                                       Bank of Maryland

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                       PNC BANK, NATIONAL ASSOCIATION

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                       HARRIS TRUST AND SAVINGS BANK

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                       NATIONAL CITY BANK OF
                                       PENNSYLVANIA

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                       COMERICA BANK

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:



                             [EXECUTIONS CONTINUED]

                                      1.23

                                       MELLON BANK, N.A.

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                       SUNTRUST BANK, ATLANTA

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                       WACHOVIA BANK, N.A.

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                       BANK HAPOALIM B.M.

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                       FLEET NATIONAL BANK

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:



                             [EXECUTIONS CONTINUED]


                                      1.24

                                       THE BANK OF NEW YORK

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                       BANK OF TOKYO-MITSUBISHI TRUST
                                       COMPANY

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                       CREDIT LYONNAIS NEW YORK BRANCH

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                       ERSTE BANK

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

                                       MICHIGAN NATIONAL BANK

                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:



                                      1.25